Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

LIBERTY ALLIANCE, INC.,

A Delaware Corporation,

SINOHUB ACQUISITION CORP.,

a Delaware Corporation

SINOHUB, INC.,

a Delaware Corporation,

and

STEVEN L. WHITE, as the PRINCIPAL STOCKHOLDER

DATED AS OF MAY 12, 2008

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of May 12, 2008, is entered into by and among Liberty Alliance, Inc., a Delaware corporation (“Parent”), SinoHub Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), SinoHub, Inc., a Delaware corporation (the “Company”), and Steven L. White, the principal shareholder of Parent (the “Principal Stockholder”).  Certain capitalized terms used in this Agreement have the meanings assigned to them in Article I.  Parent, Merger Sub and the Company are referred to collectively herein as the “Parties.”

RECITALS

WHEREAS, the Board of Directors of each of Parent and the Company have determined that it is in the best interests of each corporation and their respective stockholders to enter into a business combination transaction whereby Parent shall acquire all of the outstanding capital stock and equity interests of the Company by means of the merger of Merger Sub with and into the Company (the “Merger”) on the terms and conditions set forth herein.

WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”); and that this Agreement shall be, and hereby is, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the Parties hereby agree as follows:

ARTICLE I

Definitions

1.1

Definitions.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

“Company Common” or “Company Common Stock” shall mean the Company’s common stock, $.001 par value per share.

“Company Conversion Shares” shall have the meaning set forth in Section 5.1.

“Company Option” shall have the meaning set forth in Section 5.3.

“Company Preferred” shall mean the Company’s Series A Preferred, Series B Preferred and Series C Preferred.

“Company Series A Preferred” shall mean the Company’s Series A Preferred Stock, $.001 par value per share.

“Company Series B Preferred” shall mean the Company’s Series B Preferred Stock, $.001 par value per share.

“Company Series C Preferred” shall mean the Company’s Series C Preferred Stock, $.001 par value per share.

“Company Shares” shall mean the Company Common and the Company Preferred.

“Company Stock Plan” shall mean the Company’s 2000 Stock Plan.

“Common Exchange Ratio” shall have the meaning set forth in Section 5.1(a).

“Conversion Exchange Ratio” shall have the meaning set forth in Section 5.1(b).

“Documents” shall mean the Parent Disclosure Schedule, the Company Disclosure Schedule and any documents, agreements or certificates contemplated by the Transactions.

“Encumbrances” shall mean any and all liens, charges, security interests, options, restrictions on use, tenancies or rights of possession of third parties, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

“Governmental Authorization” shall mean any approval, consent, license, permit, waiver or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to applicable Legal Requirements.

“Governmental Entity” shall mean (i) a court, arbitral tribunal, administrative agency or commission, (ii) a nation, state, county, city town, village, district or other jurisdiction of any nature, (iii) any federal, state, local, municipal, foreign or other government, or (iv) any other governmental or other regulatory authority or agency.

“Knowledge” with respect to a Party hereto shall mean the actual knowledge of any of the executive officers or directors of such Party.

“Liabilities” shall mean liabilities and obligations, secured or unsecured, whether absolute, accrued, contingent, fixed or otherwise, whether known or unknown and whether or not due, including liabilities for Taxes and all off-balance sheet liabilities and obligations.

“Material Adverse Effect” shall mean any adverse change in the properties, financial condition, business or results of operations of Parent on the one hand or the Company on the other hand, which is material to Parent on the one hand or the Company on the other hand.

“Organizational Documents” shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles of organization, operating agreement and limited liability company agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

“Parent Common” or “Parent Common Stock” shall mean shares of Parent’s Common Stock, $.001 par value per share.

“Permitted Encumbrances” shall mean (a) mortgages, security interests or other liens shown on the Company Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) with respect to real property, (i) current taxes, assessments, easements, rights of way, covenants, conditions, restrictions and similar matters that appear of record, none of which, individually or in the aggregate, materially detracts from the value or impairs the use of the property subject thereto, or materially impairs the operations of the Company or any Subsidiary as presently conducted or as proposed to be conducted, and (ii) zoning laws, ordinances, governmental regulations or public utilities easements that do not, individually or in the aggregate, materially impair or interfere with the present or anticipated use of the property subject thereto, and (c) any other Encumbrance that does not have a Material Adverse Effect.

 “Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Requisite Stockholder Approval” shall mean (i) with respect to matters to be approved by the stockholders of the Company, the approval of the matters set forth on Exhibit A by the holders of a majority of the outstanding shares of Company Common and Company Preferred Shares, voting together as a class on an as-converted basis, and the holders of a majority of the outstanding Company Preferred Shares voting as a separate class.

“Rule” shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Tax” or “Taxes” refers to any and all Federal, state, local and foreign, taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and including any liability for taxes of a predecessor entity.

“Tax Authority” shall mean the Internal Revenue Service and any other national, regional, state, municipal, foreign or other governmental or regulatory authority or administrative body responsible for the administration of any Taxes.

“Tax Return” shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns or other documents and any amendments thereto or required to be filed with a Tax Authority.

“Transactions” shall mean all the transactions provided for or contemplated by this Agreement and the other Documents.

ARTICLE II

The Merger; Effective Time; Closing

2.1.

The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), at the Effective Time (as defined in Section 2.2), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease and the Company shall be the successor or surviving corporation. The Company, as the surviving corporation after the consummation of the Merger, is sometimes hereinafter referred to as the “Surviving Corporation.”

2.2.

Effective Time. Subject to the provisions of this Agreement, the Parties shall cause the Merger to be consummated by filing a Certificate of Merger of Merger Sub and the Company (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, as soon as practicable on or before the Closing Date (as defined in Section 2.3). The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the “Effective Time”).

2.3.

Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article IX, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., local time, at the offices of counsel for the Company, on the second business day after the receipt of Requisite Stockholder Approval, provided that on or prior thereto, all of the conditions to the obligations of the Parties to consummate the Merger as set forth in Article VIII have been satisfied or waived, or such other date, time or place as is agreed to in writing by the Parties (the “Closing Date”).

2.4.

Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate existence of Merger Sub shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of Merger Sub and shall be subject to all the debts and liabilities of Merger Sub in the same manner as if the Surviving Corporation had itself incurred them.

ARTICLE III

Certificate of Incorporation and Bylaws of the Surviving Corporation

3.1.

Certificate of Incorporation; Name. The Certificate of Incorporation of the Company, as in effect at the Effective Time, shall continue in full force and effect, and shall be the Certificate of Incorporation of the Surviving Corporation.

3.3.

Bylaws. The Bylaws of the Company, as in effect at the Effective Time, shall continue in full force and effect, and shall be the Bylaws of the Surviving Corporation.

ARTICLE IV

Directors and Officers of the Surviving Corporation

4.1.

Directors and Officers. The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE V

Merger Consideration; Conversion or Cancellation of Shares in the Merger

5.1.

Share Consideration for the Merger: Conversion or Cancellation of Shares in the Merger. At the Effective Time, the manner of converting or canceling shares of the Company shall be as follows:

(a)

Except as provided in Section 5.6, each share of Company Common issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive 3.718425 share(s) of Parent Common (the “Common Exchange Ratio”).  All shares of Company Common to be converted into shares of Parent Common pursuant to this Section 5.1(a) shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate representing any such shares of Company Common shall thereafter cease to have any rights with respect to such shares of Company Common, except the right to receive for each of his/her shares of Company Common, upon the surrender of the certificate therefor in accordance with Section 5.4, the number of shares of Parent Common specified above.

(b)

In accordance with the terms of Company Preferred as set forth in the Company’s Certificate of Incorporation, the holders of the Company Preferred shall have consented to the conversion of all of the issued and outstanding shares of Company Preferred into shares of Company Common at the then effective conversion ratio (the “Company Conversion Shares”) and thereafter, except as provided in Section 5.6, by virtue of the Merger and without any action on the part of the holder thereof, each Company Conversion Share, will be converted automatically into the right to receive 3.718425 share(s) of Parent Common (the “Conversion Exchange Ratio”).  All the Company Conversion Shares to be converted into shares of Parent Common pursuant to this Section 5.1(b) shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist, and each holder of a certificate representing any such Company Conversion Shares shall thereafter cease to have any rights with respect to such Company Conversion Shares, except the right to receive for each of his/her Company Conversion Shares, upon the surrender of the certificate therefor in accordance with Section 5.4, the number of shares of Parent Common specified above.

5.2

No Fractional Shares; Treasury Stock and Parent-Owned Company Stock.

(a)

Notwithstanding any other provision of this Agreement, no fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder’s Certificates(s) (as defined in Section 5.4(b)) receive from Parent one share of the Parent’s Common Stock. (after taking into account all shares of Company Shares owned by such holder at the Effective Time).

(b)

Notwithstanding any other provision of this Agreement, all shares of Company Shares that are (i) held by the Company as treasury shares or (ii) owned by Parent, in each case immediately prior to the Effective Time, shall be cancelled and retired and shall cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor.

5.3

Stock Plan.

(a)

At the Effective Time, Parent shall assume the Company Stock Plan as well as the rights, duties and obligations of the Company with respect to the administration of such Plan.

(b)

At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock pursuant to the Company Stock Plan (each, a “Company Option”) which is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall cease to represent a right to acquire shares of Company Common Stock and shall be assumed and shall be converted into an option to acquire, on the same terms and conditions as were applicable to the original Company Option, that number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time by the Common Exchange Ratio, rounded down to the nearest whole share of Company Common Stock, at a price per share (rounded up the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Company Option divided by the Common Exchange Ratio; provided, however, that in the case of any Company Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. The parties will make good faith efforts to make equitable adjustments to ensure that the conversions of Company Options contemplated by this Section 5.3(b) comply with Section 409A of the Code. Prior to the Effective Time, Parent shall reserve for issuance the number of shares of Parent Common Stock necessary to satisfy its obligations under this Section 5.3.

5.4.

Payment for Shares in the Merger. The manner of making payment for Company Shares in the Merger shall be as follows:

(a)

On or prior to the Closing Date, Parent shall make available to Interwest Stock Transfer (the “Exchange Agent”) for the benefit of the holders of Company Shares, a sufficient number of shares of Parent Common required to effect the delivery of the aggregate consideration in Parent Common required to be issued pursuant to this Section 5 and cash in an amount sufficient for payment of any dividends or distributions to which holders of Company Shares may be entitled pursuant to Section 5.4(c) (“Merger Consideration”).

(b)

Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record (as of the Effective Time) of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Company Shares (the “Certificates”) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock pursuant to Section 5.1, and any dividends or other distributions pursuant to Section 5.4. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive, in exchange therefor, certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Shares were converted pursuant to Section 5.1, a share of Parent Common Stock in lieu of fractional shares which such holders have the right to receive pursuant to Section 5.2 and any dividends or other distributions payable pursuant to Section 5.4(c), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed, from and after the Effective Time, to evidence only the ownership of the number of whole shares of Parent Common into which such shares of Company Shares shall have been so converted (including any voting, notice or other rights associated with the ownership of such shares of Parent Common under the Certificate of Incorporation or Bylaws of Parent or under Delaware Law) and the right to receive one share of Parent Common in lieu of the issuance of any fractional shares in accordance with Section 5.2 and any dividends or other distributions payable pursuant to Section 5.4(c).

(c)

No dividends or other distributions that are declared after the Effective Time on Parent Common and payable to the holders of record thereof after the Effective Time will be paid to persons entitled by reason of the Merger to receive Parent Common until such persons surrender their Certificates as provided above. Upon such surrender, there shall be paid to the person in whose name the Parent Common are issued any dividends or other distributions having a record date after the Effective Time and payable with respect to such Parent Common between the Effective Time and the time of such surrender. After such surrender there shall be paid to the person in whose name the Parent Common are issued any dividends or other distributions on such Parent Common which shall have a record date after the Effective Time. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

(d)

If any certificate representing Parent Common is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Common in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

(e)

Notwithstanding the foregoing, neither the Exchange Agent nor any of the Parties shall be liable to a holder of Company Shares for any Parent Common or dividends thereon delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Parent Common for the account of the persons entitled thereto.

(f)

Subject to applicable law, any portion of the Merger Consideration which remains unclaimed by the former stockholders of the Company for one (1) year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholder of the Company shall thereafter look only to Parent for payment of their applicable claim for the Share Consideration for their Company Shares.

5.5.

Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, in the event that the applicable requirements of Section 262 of the DGCL have been satisfied, shares of the Company which were outstanding on the date for the determination of stockholders entitled to vote on the Merger and (i) which were not voted in favor of the Merger or consented thereto in writing (if such action is taken by written consent), (ii) the holders of which have demanded that the Company purchase such shares at their fair market value in accordance with Section 262 of the DGCL and (iii) have not otherwise failed to perfect or shall not have effectively withdrawn or lost their rights to purchase for cash under the DGCL (the "Company Dissenting Shares") shall not be converted into Parent Common Shares, but, instead, the holders thereof shall be entitled to have their shares purchased by the Company for cash at the fair market value of such Company Dissenting Shares as agreed upon or determined in accordance with the provisions of Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to payment under the DGCL, such holder's shares of Company Stock shall thereupon be deemed to have been converted, at the Effective Time of the Merger, into the Parent Common Shares as set forth in Section 5.1 hereof, without any interest thereon. The Company shall give Parent prompt notice of any demands pursuant to Section 262 of the DGCL received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company.

5.6.

Transfer of Shares Prior to the Effective Time. No transfers of Company Shares shall be made on the stock transfer books of the Company after the close of business on the day immediately prior to the date of the Effective Time.

5.7.

Tax Treatment.  The parties intend that the Merger qualify as a reorganization under Section 368(a) of the Code and agree to report the Merger consistent with that intent.  Notwithstanding the foregoing, the parties agree and acknowledge that none of the Company, Merger Sub or Parent has made any representation, warranty or covenant regarding the status of the Merger as a reorganization.

ARTICLE VI

Representations and Warranties

6.1.

Representations and Warranties of Parent, Merger Sub and Principal Stockholder. Except as otherwise provided in the disclosure schedule delivered by Parent to the Company (the “Parent Disclosure Schedule”) herewith or as set forth in the Parent SEC Documents, Parent, Merger Sub and the Principal Stockholder represent and warrant to the Company that all of the statements contained in this Section 6.1 are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date).  Each exception set forth in the Parent Disclosure Schedule and each other response to this Agreement set forth in the Parent Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and relates only to such section, provided, however, that any information disclosed in response to a specific individual section of this Agreement shall be deemed to be disclosed in response to any other section number under this Agreement where it is clear that such disclosure is applicable.

(a)

Organization, Authorization and Validity. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all necessary power, legal capacity and authority (i) to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently being utilized, (ii) is duly qualified or licensed to do business as a foreign corporation, in good standing in every jurisdiction in which the ownership and use of its property or the conduct of its business requires such qualification, except where the failure to so qualify could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) has all requisite power and authority to execute and deliver this Agreement and the other Documents to which Parent and Merger Sub is a party and perform its obligations hereunder and thereunder, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Documents to which Parent is a party. Parent has heretofore delivered to the Company complete and correct copies of the Organizational Documents of Parent and Merger Sub as presently in effect. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Board of Directors of each of Parent and Merger Sub.

(b)

Binding Agreement; Consents and Approvals; No Conflict, Default or Violation. Each of this Agreement and the other Documents to which Parent and Merger Sub is a party has been duly executed and delivered by Parent and Merger Sub and constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).  Neither the execution, delivery or performance of this Agreement or any other Document by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of any of the Transactions will, directly or indirectly (with or without notice of lapse of time or both):

(i)

contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Parent and Merger Sub, or (B) any resolution adopted by the board of directors or stockholders of the Parent and Merger Sub;

(ii)

contravene, conflict with, or result in a violation of, or give any Governmental Entity or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Rule to which, Parent and Merger Sub, or any of the assets owned or used by the Parent and Merger Sub, may be subject; or

(iii)

contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Parent and Merger Sub or that otherwise relates to the business of, or any of the assets owned or used by, the Parent and Merger Sub.

Neither Parent nor Merger Sub is or will be required to give any notice to or obtain any consent from any Person in connection with the execution, delivery or performance of this Agreement or the other Documents or the consummation of any of the Transactions.  On or prior to the date hereof, the Board of Directors of Parent and Merger Sub has (i) adopted resolutions approving this Agreement and the Transactions, including the Merger, and (ii) determined that this Agreement and the Transactions, including the Merger, are advisable and fair to and in the best interests of the stockholders of Parent and Merger Sub.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to Parent and Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such reports and information under the Securities Act or Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the Transactions; (ii) such filings, authorizations, orders and approvals as may be required under state “control share acquisition,” “anti-takeover” or other similar statutes and regulations (collectively, “State Takeover Laws”); (iii) such filings, authorizations, order and approvals as may be required under foreign laws, state securities laws, the Bylaws of the National Association of Securities Dealers, Inc. or the rules and requirements of The Financial Industry Regulatory Authority (“FINRA”); (iv) filings with the Secretary of State of Delaware; and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

(c)

Capitalization.

(i)

The authorized capital stock of Parent consists of 100,000,000 shares of Common Stock, $.001 par value per share, 22,413,675 shares of which are issued and outstanding, and 5,000,000 shares of Preferred Stock, $.001 par value per share, no shares of which are issued and outstanding. Except as set forth herein, (i) there are no equity securities of Parent authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued equity securities of Parent, obligating Parent to issue, transfer or sell or cause to be issued, transferred or sold any equity securities of, Parent or securities convertible into or exchangeable or exercisable for such equity securities, or obligating Parent to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any equity securities of Parent or any Person or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All outstanding Parent Common have been duly authorized, validly issued and are fully paid and nonassessable. To the Knowledge of Parent, Merger Sub, and Principal Stockholder, all securities of Parent have been issued in compliance with state and federal securities laws. There are no voting trusts or other agreements or understandings with respect to the voting of the equity securities of Parent. No legend or other reference to any purported Encumbrances appears upon any certificate representing equity securities of Parent, other than those imposed by the Securities Act and the state securities or “Blue Sky” laws. Parent’s assets do not include any capital stock of, or any other equity interest in, or securities convertible into or exchangeable for any capital stock or other equity interest in, any Person, or any direct or indirect equity or ownership interest in any other business, except for the shares of Merger Sub owned by the Parent.

(ii)

The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, $0.001 par value per share, 100 shares of which are issued and outstanding, all of which outstanding shares are owned by the Parent, free and clear of any Encumbrance and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the stock or other ownership interests, other than those imposed by the Securities Act and the state securities or “Blue Sky” laws).  There are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued equity securities of Merger Sub, obligating Merger Sub to issue, transfer or sell or cause to be issued, transferred or sold any equity securities of, Merger Sub or securities convertible into or exchangeable or exercisable for such equity securities, or obligating Merger Sub to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any equity securities of Merger Sub or any Person or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.  All outstanding capital stock, securities, or other equity interests of Merger Sub have been duly authorized, validly issued and are fully paid and nonassessable.  All such securities of Merger Sub have been issued in compliance with state and federal securities laws.  There are no voting trusts or other agreements or understandings with respect to the voting of the equity securities of Merger Sub.

(d)

SEC Filings; Financial Statements. Parent has filed or furnished, as applicable, with the Securities and Exchange Commission (the “SEC”) each report, registration statement and definitive proxy statement required to be filed by Parent with the SEC between August 1, 2007 and the date of this Agreement (collectively, the “Parent SEC Documents”). Each of Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of Parent SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements contained in Parent SEC Documents: (i) complied as to form in all material respects with the then applicable accounting requirements and with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q or Form 10-QSB, as applicable, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly presented the financial position of Parent as of the respective dates thereof and the results of operations of Parent for the period covered thereby.

(e)

No Undisclosed Liabilities. Neither Parent nor Merger Sub has any Liabilities, except (a) as reflected on the most recent balance sheet included in the most recent Form 10-KSB or Form 10-Q, as applicable, filed by Parent and (b) current liabilities incurred since the date of the most recent balance sheet included in the most recent Form 10-KSB or Form 10-Q, as applicable, filed by Parent in the ordinary course of business, which will as of the Closing be zero.

(f)

Books and Records. Since August 1, 2007, the books and records of Parent and Merger Sub are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. True and complete copies of all available minute books and all stock record books of Parent and Merger Sub requested by the Company have heretofore been made available to the Company.

(g)

Trading of Securities. Parent’s common stock has been approved by FINRA for quotation on the Over-the-Counter Bulletin Board and there has not been any stop order suspending the trading of Parent’s common stock or the initiation of any proceedings for that purpose.

(h)

Absence of Certain Changes.  Since August 1, 2007, except as disclosed in the Parent SEC Documents, Parent has conducted its business only in the normal and ordinary course in a manner consistent with past practice and there has not been any:

(i)

change in Parent’s authorized or issued equity securities; grant of any option or right to purchase equity securities of Parent; issuance of any security convertible into or exchangeable or exercisable for such equity securities; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Parent of any equity securities; or declaration or payment of any dividend or other distribution or payment in respect of equity securities;

(ii)

amendment to Parent’s certificate of incorporation and bylaws;

(iii)

adoption of any bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation or other stock-based incentive, employment (including offer letters), consulting, severance, change in control or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, or any other “employee benefit plan” (within the meaning of Section 3(3) of ERISA), whether formal or informal, written or oral and whether legally binding or not;

(iv)

change in the accounting methods or practices used by Parent; or any new election or change in any existing election relating to any taxes, settlement of any claim or assessment relating to any taxes, consent to any claim or assessment relating to any taxes, or waiver of the statute of limitations for any such claim or assessment;

(v)

write-down or write-off as uncollectible any notes or accounts receivable;

(vi)

disposal or lapse of any Intellectual Property or the rights to use any Intellectual Property, or disposal of or disclosure to any Person other than employees of Parent and representatives of Parent of any trade secret;

(vii)

granting of any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee; or

(viii)

agreement, whether oral or written, by Parent to do any of the foregoing.

(i)

Required Government Consents, Filings, etc. Except as have been or, prior to the Closing, will be obtained, no approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, any U.S. Federal, state, or local governmental authorities is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by Parent in connection with the transactions contemplated hereby, or the consummation by Parent of the transactions contemplated hereby.

(j)

Valid Issuance.  The Parent Common to be issued hereunder will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

(k)

Information Supplied.  None of the information to be supplied by Parent specifically for inclusion in the information statement regarding the Merger will, at the date it is first mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent with respect to statements made based on information supplied by or on behalf of the Company.

(l)

Title to Assets. Parent has good and marketable title to all of its assets, free and clear of any claims or Encumbrances.

(m)

Intellectual Property. Parent has no Intellectual Property. The term “Intellectual Property” includes patents and patent applications, trademarks, service marks, and trademark or service mark registrations and applications, trade names, logos, designs, domain names, web sites, slogans and general intangibles of like nature, together with all goodwill relating to the foregoing, copyrights, copyright registrations, renewals and applications, software, databases, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies, drawings, specifications, plans, proposals, financing and marketing plans, advertiser, customer and supplier lists and all other information relating to advertisers, customers and suppliers (whether or not reduced to writing), licenses, agreements and all other proprietary rights.

(n)

Compliance with Rules. Parent and Merger Sub have complied in a timely manner and in all material respects with all Rules that affect Parent and Merger Sub or their respective properties or assets, and, no notice, charge, claim, action or assertion has been received by Parent or Merger Sub or has been filed or commenced against Parent or Merger Sub alleging any violation of any Rules.

(o)

Tax Matters.

(i)

All Tax Returns required to be filed by the Parent or Merger Sub have been timely filed and all such returns are true, complete, and correct in all material respects.  All Taxes that are due from the Parent or Merger Sub have been timely paid, whether or not shown to be due on such Tax Returns.

(ii)

There are no Encumbrances for Taxes upon any assets or properties of the Parent or Merger Sub, other than Encumbrances for Taxes not yet due and payable.

(iii)

No Audits are presently pending with regard to any Taxes or Tax Returns of the Parent or Merger Sub, and neither the Parent nor Merger Sub has received notification that any such Audit is threatened, contemplated, or may be initiated.  Schedule 6.1(o) of the Parent Disclosure Schedule contains a list of Audits, if any, that were concluded with respect to any Taxes or Tax Returns of the Parent or Merger Sub.

(iv)

No deficiency or adjustment for any Taxes has been proposed, asserted, threatened, or assessed against the Parent or Merger Sub.  No issue has been raised by any Tax Authority in any Audit of the Parent or Merger Sub that, if raised with respect to any other period not so audited, could reasonably be expected to result in a material proposed deficiency or adjustment for any period not so audited.

(v)

There are no outstanding requests or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes.

(vi)

Neither the Parent nor Merger Sub has received written notice of, and no factual basis exists that would support, any claim made by a Tax Authority in a jurisdiction where it does not file Tax Returns that it is or may be subject to Taxation by that jurisdiction.

(vii)

No power of attorney has been granted by or with respect to the Parent or Merger Sub that currently continues in effect with respect to any matter relating to Taxes.

(viii)

Neither the Parent nor Merger Sub is a party to, is bound by or has any obligation under any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement.

(ix)

Neither the Parent nor Merger Sub will be required to include any income or gain or exclude any deduction or loss from Taxable income as a result of any (a) change in method of accounting under Section 481(c) of the Code; (b) closing agreement under Section 7121 of the Code; (c) deferred intercompany gain or excess loss account under Treasury Regulations under Section 1502 of the Code (or in the case of each of items (a), (b) or (c), under any similar provision of applicable law); (d) installment sale or open transaction disposition or (e) prepaid amount.

(x)

The Parent has delivered or made available to the Company complete and accurate copies of each of all audit reports, letter rulings, technical advice memoranda, closing agreements and similar documents issued to the Parent or Merger Sub by a Tax Authority.

(xi)

The Parent and each Parent Subsidiary has complied with all applicable Rules relating to the payment and withholding of Taxes and is not liable for any Taxes for failure to comply with such laws, rules and regulations.

(xii)

Neither the Parent nor Merger Sub has (i) ever been a member of an affiliated group filing a consolidated federal Tax Return (or similar state or local filing group), other than a group the common parent of which was the Parent; (ii) any Liability for Taxes of any Person under Sections 1.1502-6 of the Treasury Regulations promulgated under the Code (or similar provisions of federal, state, local or foreign law) as transferee or successor, by contract or otherwise or (iii) ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

(xiii)

Neither the Parent nor Merger Sub is currently or has been a United States real property holding corporation (within the meaning of Section 897(c)(2) of the Code) during the applicable periods specified in Section 897(c)(1)(A)(ii) of the Code.

(xiv)

Neither the Parent nor Merger Sub has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code within the three (3) year period ending as of the date of this Agreement.

(xv)

Neither the Parent nor Merger Sub has engaged in a “reportable transaction,” as set forth in Treas. Reg. § 1.6011-4(b), or any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a “listed transaction,” as set forth in Treas. Reg. § 1.6011-4(b)(2).

(p)

Contracts. There exists no event of default or occurrence, condition or act on the part of Parent or, to the knowledge of Parent, on the part of any other party to any contract to which Parent is a party, which constitutes or would constitute (with or without notice or lapse of time or both) a breach of or default under any of such contracts, or cause or permit acceleration of any obligation of Parent or any other party. There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any amounts paid or payable to Parent under any contract with any person having the contractual or statutory right to demand or require such renegotiation and no such person has made written demand for such renegotiation.

(q)

Litigation. There is no legal, administrative or other action, claim, proceeding or governmental investigation, domestic or foreign (“Litigation”), pending or threatened against Parent relating to Parent, its business or its assets, or that challenges or reviews the execution, delivery or performance of this Agreement by Parent or of the consummation of the transactions contemplated hereby, or that seeks to enjoin or obtain damages in respect of the consummation of any of the transactions contemplated hereby. Parent is not a party to, and is not bound by, any order or any ruling or award of any other person that has resulted in or could reasonably be expected to result in, individually or in the aggregate, a material adverse effect on Parent or which could reasonably be expected to materially adversely affect the consummation of the transactions contemplated hereby.

(r)

Employees. Parent currently has no employees, consultants or independent contractors other than the Principal Stockholder. No amounts are due or owed to any previous or current Parent employee, consultant or independent contractor. There are no oral employment agreements, consulting agreements or other compensation agreements currently in effect between Parent and any person.

(s)

Contracts.

(i)

There is no contract or other arrangement between or among the Parent or Merger Sub on the one hand, and any employees, stockholders or directors of the Parent, Merger Sub, and/or any Affiliate of any of them.

(ii)

The Parent has filed with the Parent SEC Reports, or has made available to the Company a complete and accurate copy of each contract set forth in the Parent Disclosure Schedule.

(iii)

Neither the Parent nor Merger Sub has any outstanding contracts with shareholders, directors, officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers.

(iv)

Neither the Parent nor Merger Sub is party to any employment agreement, or any other agreement, that contains any severance or termination pay Liabilities or obligations.

(v)

Neither the Parent nor Merger Sub has outstanding any loan to any Person.  Neither the Parent nor Merger Sub has outstanding any agreement to acquire any debt obligations of others.

(vi)

Neither the Parent nor Merger Sub is restricted by agreement from carrying on its business anywhere in the world.

(vii)

Neither the Parent nor Merger Sub has any Liabilities, as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise, in respect of the obligation of any Person.

(viii)

Neither the Parent nor Merger Sub is party to any contract pursuant to which it (w) has agreed to indemnify another Person, (x) has provided a product or service warranty, (y) has agreed to perform work on a fixed-cost basis or (z) could be liable for liquidated damages.

(t)

Employee and Advisor Matters. As of the Closing Date, all employees, agents and officers of Parent and Merger Sub shall have resigned or otherwise had their employment terminated.

(u)

Real Property; Leases; Options.  The Parent Disclosure Schedule contains a list of any Real Property owned by the Parent or Merger Sub (the “Parent Owned Real Property”), all leases and agreements for the rental of Real Property to which the Parent or Merger Sub is a party (as lessor or lessee) or, to the Knowledge of the Parent, by which such Real Property may be bound (the “Parent Leased Real Property”).  The Parent and Merger Sub have good and marketable title to the Parent Owned Real Property, and have valid and existing leasehold interests in all of the Parent Leased Real Property that it possesses, operates or occupies (or has similar rights to possess, operate or occupy).  All Parent Owned Real Property is free and clear of all Encumbrances, except for Permitted Liens.  A true and complete copy of each Lease has heretofore been made available to Parent. Each Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect.  The leasehold estate created by each Lease is free and clear of all Encumbrances, except for Permitted Liens.  There are no existing defaults by the Parent or Merger Sub under any of the Leases.  No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any Lease.  No modification of the rights or obligations of the lessee under any Lease is required to obtain the Consent of the lessor under each Lease to the Transactions.  The Parent Leased Real Property (including, without limitation, all building, structures, improvements and fixtures located thereon, thereunder, thereover or therein, and all appurtenances thereto and other aspects thereof):  (1) is in good operating condition and repair and is structurally sound and free of defects, with no material alterations or repairs being required thereto under applicable law or insurance company requirements; and (2) is otherwise suitable, sufficient, adequate and appropriate in all respects (including, physical, structural, operational, legal, practical or otherwise) for its current and planned use, operation and occupancy, except for such failures as could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.  No condemnation, eminent domain, or similar proceeding exists, is pending or, to the Knowledge of the Parent, is threatened, with respect to or that could affect, any Parent Leased Real Property.

(v)

Broker’s or Finder’s Fees.  Parent has not authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement.

(w)

Disclosure. No representation, warranty, or statement made by Parent, Merger Sub or Principal Stockholder in this Agreement or in any document or certificate furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. Parent has disclosed to the Company all facts known or reasonably available to Parent that are material to the financial condition, operation, or prospects of Parent, its business and/or its assets.

6.2.

Representations and Warranties of the Company. The Company hereby represents and warrants to Parent that the statements contained in this Section 6.2 are true and correct, except to the extent set forth on the disclosure schedule previously delivered by the Company to Parent (the “Company Disclosure Schedule”). The Company Disclosure Schedule shall be initialed by the Parties and shall be arranged in sections and paragraphs corresponding to the letter and numbered paragraphs contained in this Section 6.2.

(a)

Corporate Organization and Qualification. The Company and each subsidiary is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where failure to so qualify or be in good standing as a foreign corporation would not have a Material Adverse Effect (as defined in Article I). The Company and each subsidiary has all requisite power and authority (corporate or otherwise) to own its properties and to carry on its business as it is now being conducted. The Company has heretofore made available to Parent complete and correct copies of its Certificate of Incorporation and Bylaws.

(b)

Capitalization. The authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock, of which 10,282,288 shares are issued and outstanding; and (ii) 6,933,334 shares of Preferred Stock, of which 3,000,000 are designated Series A Convertible Preferred Stock, all of which are outstanding; 2,333,334 shares are designated Series B Convertible Preferred Stock, all of which are issued and outstanding; and 1,600,000 are designated Series C Convertible Preferred Stock all of which are issued and outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except for options exercisable for 460,700 shares of Company Common, there are no outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character which the Company is a party to, or may be bound by, requiring it to issue, transfer, grant, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company.  To the knowledge of the Company, all securities of the Company have been issued in compliance with state, federal and foreign securities laws.  There are not as of the date hereof any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting of any shares of the capital stock of the Company.

(c)

Authority Relative to this Agreement. The Company has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the transactions contemplated hereby (subject to the approval of the Merger by the stockholders of the Company and the election by a majority of the Company Preferred to convert all of the Company Preferred into Company Common, in accordance with the DGCL). This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company. This Agreement has been duly and validly executed and delivered by the Company, and, assuming this Agreement constitutes the valid and binding agreement of Parent, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(d)

Present Compliance with Obligations and Laws. Neither the Company nor any subsidiary is: (i) in violation of its Certificate of Incorporation or Bylaws; (ii) in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice, or both) affords to any person the right to accelerate any indebtedness or terminate any right; (iii) in default under or breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; or (iv) in violation of any law, regulation, administrative order or judicial order, decree or judgment (domestic or foreign) applicable to it or its business or assets, except where any violation, default or breach under items (ii), (iii), or (iv) would not, individually or in the aggregate, have a Material Adverse Effect.

(e)

Consents and Approvals, No Violation. Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its Certificate of Incorporation or Bylaws; (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to the applicable requirements of the Securities Act of 1933, and the rules and regulations promulgated thereunder, (B) the filing of the Certificate of Merger pursuant to the DGCL, and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business, (C) as may be required by any applicable state securities or takeover laws, or (D) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect or adversely affect the ability of the Company to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which the Company or any of its assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not have a Material Adverse Effect or adversely affect the ability of the Company to consummate the transactions contemplated hereby.

(f)

Litigation. There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company that (i) question the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or (ii) would prevent the Company from performing its obligations under this Agreement, or (iii) would delay, limit or enjoin the transactions contemplated by this Agreement.

(g)

Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Company Disclosure Schedule or any certificate delivered by the Company to Parent pursuant to this Agreement, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein not misleading when taken together in light of the circumstances in which they were made.

(h)

Financial Statements.  The Company has delivered to Parent the audited consolidated balance sheet of the Company as of December 31, 2007 (the “Company Balance Sheet Date”, and such audited December 31, 2007 balance sheet, the “Balance Sheet”), and the related audited consolidated statements of income, stockholders’ equity and cash flows for the respective year then ended (all of the financial statements referred to in this Section 6.2(h) being hereinafter collectively referred to as the “Company Financial Statements”).  The Company Financial Statements have been prepared from, are in accordance with and accurately reflect the books and records of the Company and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto and provided that the unaudited Company Financial Statements do not reflect year-end closing adjustments and procedures and do not contain explanatory notes) and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows as of the times and for the periods covered therein.  The Company Financial Statements do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.  The Company Financial Statements make full and adequate disclosure of, and provision for, all material obligations and liabilities of the Company as of the date thereof.  There are no significant deficiencies or material weaknesses in the design or operation of any Company internal controls which would adversely affect the Company’s ability to record, process, summarize and report financial data.

(i)

Absence of Certain Changes. Since the Company Balance Sheet Date, the Company and each subsidiary has conducted its business only in the normal and ordinary course in a manner consistent with past practice and there has not been any:

(i)

change in the Company’s authorized or issued equity securities; grant of any option or right to purchase equity securities of the Company; issuance of any security convertible into or exchangeable or exercisable for such equity securities; grant of any registration rights; purchase, redemption, retirement, or other acquisition by Parent of any equity securities; or declaration or payment of any dividend or other distribution or payment in respect of equity securities;

(ii)

amendment to the Company’s certificate of incorporation and bylaws;

(iii)

adoption of any bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation or other stock-based incentive, employment (including offer letters), consulting, severance, change in control or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, or any other “employee benefit plan” (within the meaning of Section 3(3) of ERISA), whether formal or informal, written or oral and whether legally binding or not;

(iv)

change in the accounting methods or practices used by the Company; or any new election or change in any existing election relating to any taxes, settlement of any claim or assessment relating to any taxes, consent to any claim or assessment relating to any taxes, or waiver of the statute of limitations for any such claim or assessment;

(v)

write-down or write-off as uncollectible any notes or accounts receivable;

(vi)

disposal or lapse of any Intellectual Property or the rights to use any Intellectual Property, or disposal of or disclosure to any Person other than employees of Parent and representatives of Parent of any trade secret except where such disposal, lapse or disclosure would not have a Material Adverse Effect on the Company;

(vii)

agreement, whether oral or written, by the Company to do any of the foregoing.

(j)

Broker’s or Finder’s Fees.  Other than certain consultants who are providing services to the Company in connection with the Merger to whom the Company has agreed to issue 1,750,000 shares of Parent Common upon the closing of the Merger, the Company has not authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement.

(k)

No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has Liabilities, except (a) as and to the extent reflected or reserved against on the Company Balance Sheet and (b) current liabilities incurred since the Company Balance Sheet Date in the ordinary course of business, consistent with past practice and which are not material, individually or in the aggregate.  The reserves reflected in the Company Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner.

(l)

Title to Assets.  The Company and each subsidiary has good, valid and marketable title to all the properties and assets, including Intellectual Property, that it purports to own (tangible and intangible) including all the properties and assets reflected in the Company Balance Sheet and all of the properties and assets purchased or otherwise acquired by the Company since the Company Balance Sheet Date, and all such properties and assets are free and clear of all Encumbrances, except Permitted Liens.

(m)

Compliance with Rules. The Company and each subsidiary has complied in a timely manner and in all material respects with all Rules that affect the Company and each subsidiary or its properties or assets, and, no notice, charge, claim, action or assertion has been received by the Company or a subsidiary or has been filed or commenced against the Company or a subsidiary alleging any violation of any Rules.

(n)

Tax Matters.

(i)

All Tax Returns required to be filed by the Company has been timely filed and all such returns are true, complete, and correct in all material respects.  All Taxes that are due from the Company have been timely paid, whether or not shown to be due on such Tax Returns.

(ii)

There are no Encumbrances for Taxes upon any assets or properties of the Company, other than Encumbrances for Taxes not yet due and payable.

(iii)

No Audits are presently pending with regard to any Taxes or Tax Returns of the Company, and the Company has not received notification that any such Audit is threatened, contemplated, or may be initiated.  Schedule 6.2(n) of the Company Disclosure Schedule contains a list of Audits that were concluded with respect to any Taxes or Tax Returns of the Company.

(iv)

No deficiency or adjustment for any Taxes has been proposed, asserted, threatened, or assessed against the Company.  No issue has been raised by any Tax Authority in any Audit of the Company that, if raised with respect to any other period not so audited, could reasonably be expected to result in a material proposed deficiency or adjustment for any period not so audited.

(v)

There are no outstanding requests or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes.

(vi)

The Company has not received written notice of, and no factual basis exists that would support, any claim made by a Tax Authority in a jurisdiction where it does not file Tax Returns that it is or may be subject to Taxation by that jurisdiction.

(vii)

No power of attorney has been granted by or with respect to the Company that currently continues in effect with respect to any matter relating to Taxes.

(viii)

The Company is not a party to, is bound by or has any obligation under any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement.

(ix)

The Company will not be required to include any income or gain or exclude any deduction or loss from Taxable income as a result of any (a) change in method of accounting under Section 481(c) of the Code; (b) closing agreement under Section 7121 of the Code; (c) deferred intercompany gain or excess loss account under Treasury Regulations under Section 1502 of the Code (or in the case of each of items (a), (b) or (c), under any similar provision of applicable law); (d) installment sale or open transaction disposition or (e) prepaid amount.

(x)

The Company has delivered or made available to the Parent complete and accurate copies of each of all audit reports, letter rulings, technical advice memoranda, closing agreements and similar documents issued to the Company by a Tax Authority.

(xi)

The Company has complied with all applicable Rules relating to the payment and withholding of Taxes and is not liable for any Taxes for failure to comply with such laws, rules and regulations.

(xii)

The Company has not (i) ever been a member of an affiliated group filing a consolidated federal Tax Return (or similar state or local filing group), other than a group the common parent of which was the Company; (ii) any Liability for Taxes of any Person under Sections 1.1502-6 of the Treasury Regulations promulgated under the Code (or similar provisions of federal, state, local or foreign law) as transferee or successor, by contract or otherwise or (iii) ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

(xiii)

The Company is not currently nor has been a United States real property holding corporation (within the meaning of Section 897(c)(2) of the Code) during the applicable periods specified in Section 897(c)(1)(A)(ii) of the Code.

(xiv)

The Company has not been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code within the three (3) year period ending as of the date of this Agreement.

(xv)

The Company has not engaged in a “reportable transaction,” as set forth in Treas. Reg. § 1.6011-4(b), or any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a “listed transaction,” as set forth in Treas. Reg. § 1.6011-4(b)(2).

(o)

Contracts. There exists no event of default or occurrence, condition or act on the part of the Company or a subsidiary or, to the knowledge of the Company, on the part of any other party to any contract to which the Company or a subsidiary is a party, which constitutes or would constitute (with or without notice or lapse of time or both) a breach of or default under any of such contracts, or cause or permit acceleration of any obligation of the Company, a subsidiary or any other party, except such default, occurrence, condition or act which would not have a Material Adverse Effect on the Company or a subsidiary. There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any amounts paid or payable to the Company or a subsidiary under any contract with any person having the contractual or statutory right to demand or require such renegotiation and no such person has made written demand for such renegotiation.

(p)

Books and Records. The books and records of the Company are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. True and complete copies of all available minute books and all stock record books of the Company requested by the Parent have heretofore been made available to the Parent.

(q)

Required Government Consents, Filings, etc. No approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, any U.S. Federal, state, or local governmental authorities is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by the Company in connection with the transactions contemplated hereby, or the consummation by the Company of the transactions contemplated hereby except for (i) the filings of the Certificate of Merger, together with the required officers’ certificates, as provided in Section 2.2, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iii) the filing of a current report by Parent on Form 8-K with the SEC; and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

(r)

Real Property; Leases; Options.  Neither the Company nor a subsidiary owns material real property. The Company and each subsidiary has valid and existing leasehold interests in all leases and agreements for the rental of Real Property to which the Company or a subsidiary is a party (as lessor or lessee) (the “Company Leased Real Property”) that it possesses, operates or occupies (or has similar rights to possess, operate or occupy) (each a “Company Lease”).  Each Company Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect.  The leasehold estate created by each Company Lease is free and clear of all Encumbrances, except for Permitted Encumbrances.  There are no existing defaults by the Company or a subsidiary under any of the Company Leases.  No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any Company Lease.  No modification of the rights or obligations of the lessee under any Company Lease is required to obtain the Consent of the lessor under each Company Lease to the Transactions.  The Company Leased Real Property (including, without limitation, all building, structures, improvements and fixtures located thereon, thereunder, thereover or therein, and all appurtenances thereto and other aspects thereof):  (1) is in good operating condition and repair and is structurally sound and free of defects, with no material alterations or repairs being required thereto under applicable law or insurance company requirements; and (2) is otherwise suitable, sufficient, adequate and appropriate in all respects (including, physical, structural, operational, legal, practical or otherwise) for its current and planned use, operation and occupancy, except for such failures as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No condemnation, eminent domain, or similar proceeding exists, is pending or, to the Knowledge of the Company, is threatened, with respect to or that could affect, any Company Leased Real Property.

ARTICLE VII

Additional Covenants and Agreements

7.1.

Conduct of Business.

(a)

Parent and the Company covenant and agree that, during the period from the date of this Agreement to the Effective Time (unless the Parties shall otherwise agree in writing and except as otherwise contemplated by this Agreement):

(i)

to conduct their business in the same manner as heretofore conducted and only in the ordinary course consistent with past practice, and the Parties shall use their best efforts to preserve their respective business organizations.

(ii)

not to issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date hereof;

(ii)

not to redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any of its outstanding securities;

(iii)

not to split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constrictive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such;

(iv)

not to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger as provided for herein);

(v)

not to adopt any amendments to its Certificate of Incorporation or Bylaws;

(vi)

not to make any acquisition, by means of merger, consolidation or otherwise, or disposition, of assets or securities;

(vii)

not to incur any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person, other than the Merger;

(viii)

not to make or revoke any material Tax election, settle or compromise any material Federal, state, local or foreign Tax liability or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for Tax purposes);

(ix)

not to incur any liability for Taxes except in the ordinary course of business; or

(x)

not to authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

(c)

Between the date hereof and the Effective Time, except as contemplated herein, neither Parent nor Merger Sub shall (without the prior written consent of the Company) (A) grant any increases in the compensation of any of their directors, officers or employees; (B) pay or agree to pay any pension, retirement allowance or other employee benefit; (C) enter into any new or amend any existing employment or severance agreement with any such director, officer or employee; or (D) become obligated under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, severance plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof.

(d)

Parent shall use all commercially reasonable efforts to comply with the securities and blue sky laws of all jurisdictions that are applicable to the issuance of Parent Stock pursuant hereto. The Company shall use all commercially reasonable efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable in connection with the issuance of Parent Stock pursuant hereto.

7.2.

Best Efforts. The Parties shall: (i) promptly make their respective filings and thereafter make any other required submissions under all applicable laws with respect to the Merger and the other transactions contemplated hereby; and (ii) use their best efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

7.3.

Maintenance of Insurance. Between the date hereof and through the Effective Time each of the Company and Parent will maintain in full force and effect all of their presently existing policies of insurance or insurance comparable to the coverage afforded by such policies.

7.4.

Representations and Warranties. Neither Parent nor Merger Sub, on the one hand, nor the Company, on the other hand, will take any action that would cause any of their respective representations and warranties set forth in Section 6.1 and 6.2, as applicable, not to be true and correct in all material respects at and as of the Effective Time.

7.5.

Notification of Certain Matters. Each of the Parties shall give prompt notice to the other Parties of (a) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to its financial condition, properties, businesses or results of operations to which it is a party or is subject, (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (c) any material adverse change in their respective financial condition, properties, businesses or results of operations, taken as a whole, other than changes resulting from general economic conditions.

7.6.

Tax-Free Reorganization Treatment. Prior to the Effective Time, the Parties shall use their best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code and shall not knowingly take or fail to take any action which action or failure to act would jeopardize the qualification of the Merger as a reorganization within Section 368 of the Code.

7.7.

Board Seat. Parent agrees to take all actions necessary so as to cause the individuals selected by the Company to be nominated and elected to the Board of Directors of Parent and to be appointed as officers of Parent as of the Closing.

7.8

Redemption of Parent Stock.  Parent agrees to take all actions necessary so as to cause the Principal Stockholder to contribute to Parent for no consideration 18,213,675 shares of Parent’s Common held by the Principal Stockholder and the outstanding Parent Common shall have been reduced to 4,200,000 shares.

7.9

Change of Management.  Prior to Closing the Company shall provide to the Parent the name of an individual to be appointed to the Board of Directors of the Parent at Closing and shall provide the names of individuals to be appointed as officers of the Parent at Closing, with the designation of the office to be held by such individual.  The Company shall also furnish such background information on these individuals as reasonably requested by the Parent.

7.10

Access to Information and Facilities; Confidentiality.

(a)

From and after the date of this Agreement, Company shall allow Parent and its representatives access during normal business hours to all of the facilities, properties, books, contracts, commitments and records of the Company and shall make the officers and employees of the Company available to Parent and its representatives as Parent or its representatives shall from time to time reasonably request.  Parent and its representatives shall be furnished with any and all information concerning the Company, which Parent or its representatives reasonably request and can be obtained by Company without unreasonable effort or expense.

(b)

From and after the date of this Agreement, Parent shall allow Company and its representatives access during normal business hours to all of the facilities, properties, books, contracts, commitments and records of Parent and shall make the officers and employees of Parent available to Company and its representatives as Company or its representatives shall from time to time reasonably request.  Company and its representatives shall be furnished with any and all information concerning Parent, which Company or its representatives reasonably request and can be obtained by Parent without unreasonable effort or expense.

(c)

With respect to the information disclosed pursuant to this Section 7.10, the Parties shall comply with, and shall cause their respective officers, directors, employees and agents to comply with, all of their respective obligations under the Mutual Nondisclosure Agreement dated May 8, 2008, executed by representatives of Parent and Company.

7.11

Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of restricted shares of Company Common (the “Restricted Shares”) to the public without registration, except as provided in paragraph (iii) below, at all times after one year and four business days after Closing, the Company shall cause the Parent to use its commercially reasonable efforts to:

(a)

Make and keep public information available, as those terms are understood and defined in Rule 144;

(b)

File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(c)

Furnish to each holder of Restricted Shares forthwith upon request a written statement by the Parent as to its compliance with the reporting requirements of Rule 144 pursuant to (c) thereof and such other information, reports and documents so filed by the Parent as such holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such holder to sell any Restricted Shares without registration; and

(d)

Make available to each non-affiliate holder of Restricted Shares the same services with regard to customary Rule 144 legal opinions as it provides to its affiliates.

7.12

Lock-up Agreements.  At Closing Parent shall deliver executed copies of lock-up agreements in form as set forth in Exhibit B hereto (the “Lock-up Agreements”) by which shareholders of Parent shall agree to lock-up 1,393,000 outstanding shares of Parent Common Stock for a period of six months from Closing and 1,393,325 outstanding shares of Parent Common Stock for twelve months from Closing, as provided in the form of the Lock-up Agreement.

7.13

Registration Rights.  If at any time or times Parent shall determine to register any Parent Common Stock or securities convertible into to or exchangeable for Parent Common Stock under the Securities Act, whether in connection with a public offering of securities by parent, a public offering thereof by stockholders of Parent, or both, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with Parent’s stock option or other employee benefit plans, Parent will promptly give written notice thereof to the holders who have entered into a Lock-up Agreement pursuant to Section 7.12 above (the “Locked-up Holders”), and will use its commercially reasonable efforts, in good faith, except as herein otherwise provided, to effect the registration under the Securities Act all securities subject to such a Lock-up Agreement (the “Registrable Securities”) which the Locked-up Holders may request in a writing delivered to Parent within fifteen (15) days after the notice give by Parent.  In the event the Parent fails to complete a private equity funding of at least $10,000,000 (the “Private Funding”) within six months following the Closing, the Parent shall promptly file a registration statement to permit the public resale of the Registrable Securities.  Notwithstanding the foregoing, that Parent shall not be required to register any Registrable Securities pursuant to this Section 7.13 that are eligible for resale, and not subject to any holding period or volume limitation, pursuant to Rule 144 promulgated under the Securities Act or that are the subject of a then effective registration statement.

ARTICLE VIII

Conditions

8.1.

Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction or waiver by each of the Parties of the following conditions:

(a)

This Agreement and the Merger and related matters shall have received the Requisite Stockholder Approval from the Company’s stockholders of the matters set forth on Exhibit A; and

(b)

No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (which has jurisdiction over Company or Parent), seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable efforts to have such injunction or other order lifted;

(c)

Since the date of this Agreement, there shall not have been commenced or threatened against Parent or the Company, or against any Person affiliated with Parent or the Company, any Proceeding:  (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Transactions.

8.2.

Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

(a)

Parent and Merger Sub shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 6.1 that are necessary by the Company to provide for the continuation of all material agreements and to consummate the Merger;

(b)

The representations and warranties of Parent and Merger Sub set forth in Section 6.1 shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) as of such specific date;

(c)

Parent and Merger Sub shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

(d)

No promissory notes, debts or any Liability of Parent or Merger Sub shall be outstanding;

(e)

The Principal Stockholder shall have contributed 18,213,675 shares of Parent Common held by the Principal Stockholder to Parent, and the outstanding Parent Common shall have been reduced to 4,200,000 shares;

(f)

Parent shall deliver to the Company a properly executed notice in a form reasonably acceptable to the Company for purposes of satisfying its obligations under Section 897 and 1445 of the Code, together with written authorization for the Company to deliver such notice to the Internal Revenue Service on behalf of the Company after the Closing;

(g)

The Company shall have received the written resignations and waiver and release agreements reasonably satisfactory to the Company of all of the Parent’s officers and directors, which resignations shall be effective upon the expiration of the waiting period under Exchange Act Rule 14f-1, and the directors designated by the Company shall have been appointed to the Parent Board as of the Effective Time;

(h)

Parent shall have approved the form and substance of the information required by Rule 14f-1 promulgated under the Exchange Act, in connection with the change in the directors serving on the Board of Directors of Parent after the Merger.

(i)

A majority of the Company Preferred shall have elected to convert their shares of Company Preferred into Company Conversion Shares effective immediately prior to the consummation of the Merger in accordance with the Company’s Certificate of Incorporation;

(j)

From the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect upon the business of Parent or Merger Sub, nor shall there have occurred any event or development which could reasonably be likely to result in a Material Adverse Effect upon the business of Parent or Merger Sub in the future; and

(k)

Parent shall have filed with the Securities and Exchange Commission each report, registration statement and definitive proxy statement required to be filed by Parent with the SEC between August 1, 2007 and the Closing Date.

(l)

Parent shall have caused each of the holders of 2,786,325 shares of Parent Common Stock to enter into a lock-up agreement in the form as agreed by the parties.

8.3.

Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Parent and Merger Sub to the extent permitted by applicable law:

(a)

The Company shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 6.1 that are reasonably deemed necessary by Parent to consummate the Merger;

(b)

The representations and warranties of the Company set forth in Section 6.2 shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (except for representations qualified by materiality or Material Adverse Effect which shall be correct in all respects) as of such specific date;

(c)

The Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time; and

(d)

From the date of this Agreement to the Effective Time, there shall not have been any event or development which results in a Material Adverse Effect upon the business of the Company, nor shall there have occurred any event or development which could reasonably be likely to result in a Material Adverse Effect upon the business of the Company in the future.

(e)

A final draft of a Current Report on Form 8-K (the “Super 8-K”), which discloses the consummation of the Merger, and which also includes all information required to be reported with respect to a “reverse merger” transaction with a public “shell company” including, without limitation, the information required pursuant to Item 2.01(f) – Completion of Acquisition or Disposition of Assets and Item 5.06 – Change in Shell Company Status - shall have been prepared by the Company and approved by Parent and their respective legal advisors, to be filed with the SEC within four (4) business days after the Closing.

(f)

Parent shall be satisfied that the issuance of the Parent Common and the assumption of the Company Options in connection with the Merger shall be exempt from registration under Regulation D of the Securities Act and Section 4(2) of the Securities Act, or Regulation S promulgated by the SEC, and all applicable state securities laws.

(g)

Company shall prepare and, subject to Parent’s approval of the form and substance thereof (which approval shall not be unreasonably withheld or delayed), Parent shall file with the SEC the information required by Rule 14f-1 promulgated under the Exchange Act, in connection with the proposed change in the directors serving on the Board of Directors of Parent after the Merger, and shall mail such information as required, to each of Company’s stockholders prior to the Closing.

ARTICLE IX

Termination

9.1.

Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after gaining Requisite Stockholder Approval, by the mutual written consent of the Company and Parent.

9.2

Termination by Either Party.  This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, before or after gaining Requisite Stockholder Approval, by either party:

(i)

if the Merger shall not have been consummated on or before May 14, 2008 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 9.2(i) shall not be available to any party who has breached its obligations under this Agreement in any material respect, provided that such breach has been a principal cause of, or resulted in, the failure of the Merger to be consummated on or before such date;

(ii)

if any Rule shall have been enacted, entered, enforced or deemed applicable to the Merger by a Governmental Entity that makes the consummation of the Merger illegal; or

(iii)

if any Governmental Entity shall have issued or granted any Order making the Merger illegal and such Order has become final and non-appealable;

9.3.

Termination by Parent or Merger Sub. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Parent or Merger Sub if any representation or warranty of the Company contained in this Agreement shall not be true in all material respects when made or, if a representation or warranty relates to a particular date, shall not be true in all material respects as of such date (provided such breach is capable of being cured and has not been cured within five (5) business days following receipt by the breaching Party of notice of the breach) or on and as of the Effective Time as if made on and as of the Effective Time,

9.4.

Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of the Company if any representation or warranty of Parent or Merger Sub contained in this Agreement shall not be true in all material respects when made or, if a representation or warranty relates to a particular date, shall not be true in all material respects as of such date (provided such breach is capable of being cured and has not been cured within five (5) business days following receipt by the breaching Party of notice of the breach) or on and as of the Effective Time as if made on and as of the Effective Time.

9.5.

Effect of Termination. In the event of termination of this Agreement by a Party as provided in this Article IX, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Parties or their respective affiliates, officers, directors or stockholders, except (x) with respect to the payment of expenses pursuant to Section 11.1 and (y) to the extent that such termination results from the breach of a Party of any of its representations or warranties, or any of its covenants or agreements, in each case, as set forth in this Agreement.

ARTICLE X

Indemnification

10.1

Indemnification of Parent.  From and after the Closing, the Company shall indemnify and hold harmless Parent and Merger Sub, and each of their respective stockholders, directors, officers, employees, affiliates, agents and attorneys (the “Parent Indemnified Parties”) against, and reimburse for, any actual liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense (including reasonable attorneys’ fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof) imposed on or reasonably incurred by the Parent Indemnified Parties as a result of any breach of any representation, warranty, agreement or covenant on the part of the Company under this Agreement.

10.2

Indemnification of Company.  From and after the Closing, Parent and the Principal Stockholder shall indemnify and hold harmless the Company and its stockholders, directors, officers, employees, affiliates, agents and attorneys (the “Company Indemnified Parties”) against, and reimburse for, any actual liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense (including reasonable attorneys’ fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof) imposed on or reasonably incurred by the Company Indemnified Parties as a result of any breach of any representation, warranty, agreement or covenant on the part of Parent or Merger Sub under this Agreement

10.3

Waiver.  The representations, warranties, covenants and obligations of each party hereto, and the rights and remedies that may be exercised by the indemnified parties shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of such parties or by the acceptance of any certificate or opinion. The parties recognize and agree that the representations and warranties also operate as bargained for promises and risk allocation devices and that, accordingly, any party’s knowledge, and the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification or other remedy based on such representations, warranties, covenants, and obligations.”

ARTICLE XI

Miscellaneous and General

11.1.

Payment of Expenses. Whether or not the Merger shall be consummated, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, provided that the Surviving Corporation shall pay any and all property or transfer taxes imposed on the Surviving Corporation and provided, further that the Principal Stockholder shall be responsible for all expenses of Parent incurred prior to the Effective Time.

11.2.

Survival of Representations and Warranties. The representations and warranties and covenants of Company, Parent and Merger Sub contained in this Agreement shall survive the Effective Time.

11.3.

Modification or Amendment. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, the Parties may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of both Parties; provided, however, that after the Requisite Stockholder Approval is obtained, no amendment shall be made which changes the consideration payable in the Merger or adversely affects the rights of the Company’s or Parent’s stockholders (as the case may be) hereunder without the approval of such stockholders.

11.4.

Waiver of Conditions. The conditions to each of the Parties’ obligations to consummate the Merger are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable law.

11.5.

Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

11.6.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

11.7.

Entire Agreement; Assignment. This Agreement (including the documents and the instruments referred to herein):  (i) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties or any of them with respect to the subject matter hereof, and (ii) are not intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder.

11.8.

Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

11.9

Arbitration; Legal Proceedings; Specific Performance Submission of Controversy to Arbitration.

(a)

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.  Any dispute, claim or controversy arising out of or relating to this Agreement, including the breach, termination or validity thereof and the arbitrability of any claim thereunder (a “Dispute”), shall be settled by final and binding arbitration in the City of San Francisco of the State of California, under the then effective Commercial Arbitration Rules of the American Arbitration Association (“AAA”), (the “Rules”) as modified by this Agreement.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction.  The award rendered by the arbitrator shall be final and binding on the parties.  There shall be one arbitrator who shall be appointed by AAA in accordance with the listing, striking and ranking procedure in the Rules and such appointment shall be binding on the parties.  The arbitrator shall have the authority to award any remedy or relief that a court in the State of California could order or grant, including specific performance of any obligation created under this Agreement, the issuance of an injunction or other provisional relief, or the imposition of sanctions for abuse or frustration of the arbitration process.  The arbitral tribunal shall apply the law of the State of Delaware in deciding the merits of any Dispute, except, insofar as applicable, the relevant provisions of the DGCL.  The arbitration award will be in writing.  By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award.  Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect.  In addition to damages, the arbitral tribunal may award any remedy provided for under applicable law and the terms of this Agreement, including, without limitation, specific performance or other forms of injunctive relief.

(b)

Arbitration to Be Expeditious.  It is the intent of the parties that any arbitration shall be concluded as quickly as reasonably practicable.  Unless otherwise agreed, once commenced, the hearing on the disputed matters shall be held four (4) days a week until concluded, with each hearing date to begin at 9:00 a.m. and to conclude at 5:00 p.m.  The arbitrator shall use all reasonable efforts to issue the final award or awards within a period of five (5) Business Days after closure of the proceedings.  Failure of the arbitrator to meet the time limits of this Section shall not be a basis for challenging the award.

(c)

Discovery and Certain Evidentiary Matters.  Consistent with the expedited nature of arbitration, each party will, upon the timely written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim.  Upon the timely request of a party, the arbitrator shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator deems such discovery relevant and appropriate.  In considering the relevancy, materiality, and admissibility of evidence, the arbitrators shall take into account, among other things, applicable principles of legal privilege, including the attorney-client privilege, the work product doctrine, and the self-evaluative privilege, and appropriate protection of confidential information.

(d)

Costs of Arbitration.  The parties shall share equally the fees and expenses of the arbitrator.

(e)

Jurisdiction and Process.  Each party hereto hereby submits to the exclusive jurisdiction of any California federal court and if the court lacks jurisdiction over such proceeding, to the exclusive jurisdiction of any California state court (collectively, the “California Courts”), for the purpose of an order to compel arbitration and for provisional remedies or other relief in aid of arbitration, and to the non-exclusive jurisdiction of the California Courts for the enforcement of any award issued hereunder.  Each party hereby submits to personal jurisdiction in the California Courts and irrevocably waives any objection as to venue therein, and further agrees not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum.

(f)

Specific Performance.  Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy they are entitled pursuant to this Agreement.

11.10.

Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto and shall be effective as of the date first written above.

LIBERTY ALLIANCE, INC.,

a Delaware corporation

By: /s/ Steven L. White

Name: Steven L. White

Its: Chief Executive Officer

SINOHUB ACQUISITION CORP.,

a Delaware corporation

By: /s/ Steven L. White

Name: Steven L. White

Its: Chief Executive Officer

SINOHUB, INC.

a Delaware corporation

By: /s/ Henry T. Cochran

Name: Henry T. Cochran

Its: Chief Executive Officer

PRINCIPAL STOCKHOLDER

/s/ Steven L. White

Steven L. White

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

Exhibit A

Matters for Consideration of the Company’s Stockholders

1.

Approval of Agreement and Plan of Merger and the Merger

Exhibit B

LOCK-UP AGREEMENT

Liberty Alliance, Inc.

Ladies and Gentlemen:

As an inducement to SinoHub, Inc. (the “Company”) to enter into the Agreement and Plan of Merger among the Company, Liberty Alliance, Inc., a Delaware corporation (“Liberty”), SinoHub Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Liberty (“Merger Sub”) and Steven White, the principal stockholder of Liberty, dated May 12, 2008 (the “Merger Agreement”) and to consummate the transactions thereunder (the “Merger”), the undersigned hereby agrees that from the date of the Merger Agreement until six months from the closing of the Merger Agreement (the “First Lock-up Period”) the undersigned will not offer or sell, directly or indirectly, into the public market of the common stock of Liberty, except as permitted herein, (a “Public Resale”) the shares of capital stock of Liberty owned by the undersigned as set forth under the signature below, including any securities convertible into or exchangeable or exercisable for any of such shares of capital stock of Liberty (the “First Lock-up Securities”), or enter into a transaction which would have the same effect.  For a period of twelve months following the closing of the Merger Agreement, the undersigned will not engage in a Public Resale, except as permitted herein, of the shares of capital stock of Liberty owned by the undersigned as set forth under the signature below, including any securities convertible into or exchangeable or exercisable for any such shares of capital stock of Liberty (the “Second Lock-up Securities”), or enter into a transaction which would have the same effect.  Notwithstanding the foregoing, if either the First Lock-up Securities or the Second Lock-up Securities are included in a registration statement filed with the Securities and Exchange Commission by Liberty, the provisions of this Lock-up Agreement shall no longer apply to such shares.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement.  A non-public sale or transfer of Securities may be made, provided the stock certificate issued upon sale or transfer shall bear the same restrictive legend as the original stock certificate subject to this Agreement.  Each transferee shall be bound by the terms of this Agreement.  Upon the execution of the Agreement, there shall be imprinted or otherwise placed, on certificates representing the Securities the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE are SUBJECT TO THE TERMS AND CONDITONS OF A CERTAIN LOCK-UP AGREEMENT BETWEEN THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

In furtherance of the foregoing, the Company or Liberty and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Lock-up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

Very truly yours,

______________________________

Name

______________________________

Address

______________________________

First Lock-up Securities:

Number of Shares:

________________________

Certificate Number(s):

________________________

Second Lock-up Securities:

Number of Shares:

________________________

Certificate Number(s):

________________________

PARENT DISCLOSURE SCHEDULE

None.

SINOHUB, INC.

DISCLOSURE SCHEDULES

The following information is being furnished to Parent, and pursuant to, the Agreement and Plan of Merger dated as of May 12, 2008 (the “Merger Agreement”), and is meant to qualify and limit any representations, warranties and covenants made by the Company therein.  Any reference to, or disclosure of, any item or other matter in these Disclosure Schedules shall not be construed as an admission or indication that such item or other matter is material to the Company or that such item or other matter is required to be referred to, or disclosed in, these Disclosure Schedules.  Any disclosure in these Disclosure Schedules relating to a possible breach or violation of any agreement, statute, rule or regulation shall not be construed as an admission or indication that such beach or violation exists or has actually occurred.  The information disclosed in these Disclosure Schedules is arranged in section and subsection numbers corresponding to the section and subsection numbers contained in the Merger Agreement.  Capitalized terms used herein and not otherwise defined shall, unless the context indicates otherwise, have the respective meanings ascribed to them in the Merger Agreement.

6.2(i)

Absence of Certain Changes.

1.

On January 17, 2008 SinoHub Electronics Shenzhen, Ltd. acquired 100% of SinoHub SCM Shanghai.

2.

On April 10, 2008 B2B Chips, Ltd. acquired 100% of SinoHub Technology (Hong Kong), Ltd.

6.2(n)

Tax Matters.

On March 11, 2008 the Company was informed that the electronic extensions which were filed for its US Federal and the Commonwealth of Massachusetts had been accepted. The Company chose to delay filing of its 2007 returns until the 2007 audit was complete. Both returns will be filed within 60 days of the date of the Merger Agreement (due date is September 15, 2008).